UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2016

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 500
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2016, Marketo, Inc. (the “Company”) appointed Frederick Ball as Executive Vice President & Chief Administrative Officer, Brian Kinion as Senior Vice President & Chief Financial Officer, and Jason Holmes as Executive Vice President & Chief Operating Officer. Prior to these appointments, Mr. Ball served as the Company’s Chief Financial Officer, Mr. Kinion served as the Company’s Group Vice President, Finance, and  Mr. Holmes served as the Company’s Chief Customer Officer. A copy of the Company’s press release announcing the appointments dated March 7, 2016 is attached hereto as Exhibit 99.1.

Appointment of Mr. Kinion as Senior Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

Mr. Kinion, age 49, joined the Company in July 2013. He served as Group Vice President, Finance from November 2014 to March 2016, and served as Vice President, Finance from July 2013 to November 2014. His responsibilities included overseeing the Company’s worldwide accounting function, external reporting, financial planning and analysis, treasury, tax planning and compliance. Prior to this position, Mr. Kinion was most recently the VP Global Controller, Cloud Revenue Operations at SuccessFactors, a cloud-based software company acquired by SAP SE in 2011, and since 2007 oversaw SuccessFactors’ accounting and external reporting departments, as well as other certain other of SuccessFactors’ operations. Mr. Kinion holds a B.A. in Accounting and an M.B.A. from Saint Mary’s College of California.

Effective as of his appointment, Mr. Kinion’s annual base salary for 2016 is $315,000 and his annual bonus target for 2016 is $160,000. The performance cash bonus award target was approved by the Compensation and Leadership Development Committee (the “CLDC”) of the Board of Directors (the “Board”) of the Company on March 3, 2016, subject to and effective as of the date of his appointment, pursuant to and in accordance with the terms and conditions of the Company’s 2016 Bonus Plan described in its Current Report on Form 8-K filed February 23, 2016 (the “Bonus Plan”). The Company and Mr. Kinion will enter into the Company’s standard indemnification agreement and a management retention agreement to allow for severance agreement benefits in the event of a change of control.

The management retention agreement (the “Management Retention Agreement”) provides that if, during the Change in Control Period (as defined in the Management Retention Agreement), Mr. Kinion’s employment with the Company is terminated involuntarily by the Company without Cause (as defined in the Management Retention Agreement) and other than by his death or disability, or voluntarily by him for Good Reason (as defined in the Management Retention Agreement), then subject to Mr. Kinion signing and not revoking a release in the Company’s favor, he will be entitled to the following: (i) a lump-sum severance payment equal to 100% of his annual base salary (as in effect immediately prior to a Change in Control (as defined in the Management Retention Agreement) or his termination, whichever is greater) plus the greater of 100% percent of his annual target bonus or 100% of his most recent annual target bonus or 100% of his most recent annual bonus paid; (ii) 100% acceleration of his equity compensation awards; and (iii) in lieu of employment benefits, $3,000 per month for 12 months from the date of termination.

Appointment of Mr. Ball as Executive Vice President & Chief Administrative Officer

Effective as of his appointment, Mr. Ball’s annual base salary for 2016 was increased to $350,000 and his annual bonus target for 2016 was increased to $230,000. The performance cash bonus award target was approved by the CLDC on March 3, 2016, subject to and effective as of the date of his appointment, pursuant to and in accordance with the terms and conditions of the Bonus Plan.

Appointment of Mr. Holmes as Executive Vice President & Chief Operating Officer (Principal Operating Officer)

Effective as of his appointment, Mr. Holmes’ annual base salary for 2016 is $310,000 and his annual bonus target for 2016 is $310,000. The performance cash bonus award target was approved by the CLDC on March 3, 2016, subject to and effective as of the date of his appointment, pursuant to and in accordance with the terms and conditions of the Bonus Plan. A description of Mr. Holmes’ business experience is included in the Company’s Proxy Statement issued in connection with its 2015 Annual Meeting of Stockholders and filed with the Securities and Exchange Commission on April 17, 2015, and such description is incorporated herein by reference.

Grant of New Equity Awards

In connection with the appointments, on March 3, 2016, subject to and effective as of the date of the appointments, the CLDC unanimously approved the grant of the following equity awards for Messrs. Ball, Holmes, and Kinion:

Name	Title	RSUs(1)	Baseline MSUs(2)
Frederick Ball	EVP & Chief Administrative Officer	5,000	5,000
Jason Holmes	EVP & Chief Operating Officer	7,000	7,000
Brian Kinion	SVP & Chief Financial Officer	6,835	6,835

(1)         25% of the Restricted Stock Units (“RSUs”) will vest on February 15, 2017 (the “Initial Vest Date”), and 25% of the RSUs will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to the grantee continuing to be a service provider (as defined in the Company’s 2013 Equity Incentive Plan (the “2013 EIP”)) through each such date. “Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Date would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

(2)         Market stock units (“MSUs”) are performance share awards that are subject to achievement over three performance periods ending December 31, 2016, December 31, 2017 and December 31, 2018 based on the performance of the Company’s stock price compared to the percentage change in the adjusted average closing price of the NASDAQ Composite Index over the same comparison periods. The awards vest for an applicable performance period on the first Company Vest Date following certification by the CLDC of achievement for the applicable performance period (or, if the MSUs are vesting on a time-based schedule in accordance with the Company’s standard performance share agreement, on the last day of the applicable performance period), provided that the achievement and other requirements set forth in the Company’s standard performance share agreement are met and subject to the grantee continuing to be a service provider through the applicable vesting date. Participants have the ability to earn up to 150% of the baseline award based on certain levels of achievement in excess of target performance.

The equity awards were approved pursuant to and in accordance with the terms and conditions of 2013 EIP and the forms of Restricted Stock Unit Agreement, previously filed with the Securities and Exchange Commission (the “SEC”), and the Performance Share Agreement, previously filed with the SEC.

Separation Agreement with Bill Binch

As previously reported in the Company’s Current Report on 8-K filed on February 9, 2016, Bill Binch resigned as the Company’s Senior Vice President of Global SMB Sales effective March 7, 2016. In connection with his resignation, Mr. Binch entered into a letter agreement (“Letter Agreement”) with the Company on March 7, 2016 pursuant to which he is entitled to receive a severance payment in the amount of $300,000 and, provided that certain conditions are satisfied, payment of 12 months of COBRA premiums (the “Severance Amount”), in exchange for his release of claims against the Company and its subsidiaries. The Company will be entitled to recover the Severance Amount from Mr. Binch in the event that he breaches certain continuing obligations. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated March 7, 2016
99.1	Press Release dated March 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated March 7, 2016
99.1	Press Release dated March 7, 2016